Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-1 of our reports dated February 22, 2012 and March 18, 2011, relating to the consolidated financial statements of PHH Home Loans, LLC and Subsidiaries for the years ended December 31, 2011, 2010 and 2009 which are contained in that Prospectus.
We also consent to the reference to us as "experts" under the caption “Independent Registered Public Accounting Firms” in the Prospectus.

/s/ ParenteBeard LLC
Philadelphia, Pennsylvania
June 8, 2012